Exhibit 10. 36

HARVEST HEALTH & RECREATION INC.

2018 STOCK AND INCENTIVE PLAN

NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Subordinate Voting Shares of Harvest Health & Recreation Inc. (the “Company”):

Name of Optionee:

Total Number of Shares Granted:

Type of Option:	[X] Incentive Stock Option (employees only)

[ ] Non-Qualified Stock Option

Exercise Price Per Share:	$ CAD

Date of Grant:	[__]

Vesting Commencement Date	[__]

Vesting Terms:	[__]

Expiration Date:	10 years from the date of grant.

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2018 Stock and Incentive Plan and the attached Stock Option Agreement, both of which are made a part of this document.

OPTIONEE:	HARVEST HEALTH & RECREATION INC.

By:

Title:
Print Name

HARVEST HEALTH & RECREATION INC.

2018 STOCK and incentive PLAN

STOCK OPTION AGREEMENT

Section 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Agreement, the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. This option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c) Stock Plan and Defined Terms. This option is granted pursuant to the 2018 Stock and Incentive Plan (the “Plan”), a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Capitalized terms are defined in Section 9 of this Agreement, unless otherwise defined in Section 2 of the Plan.

Section 2. RIGHT TO EXERCISE.

(a) In General. Except as set forth below and subject to any other conditions of this Agreement, all or part of the vested portion of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

Section 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

Section 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 of this Agreement for the full amount of the Purchase Price.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued Shares (either in certificate or book entry form, as determined by the Company) as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship). If the Optionee is a resident of the United States, the Optionee acknowledges that any securities (the “Securities”) issued hereunder will be “restricted securities”, as such term is defined under Rule 144 under the Securities Act of 1933, as amended, (the “U.S. Securities Act) and the Optionee agrees that if it decides to offer, sell or otherwise transfer, pledge or hypothecate all or any part of the Securities, it will not offer, sell or otherwise transfer, pledge or hypothecate any or any part of the Securities (other than pursuant to an effective registration statement under the U.S. Securities Act), directly or indirectly, except:

(i) to the Corporation; or

(ii) outside the United States in accordance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local rules and regulations; or

(iii) in accordance with the exemptions from registration under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available, and in accordance with applicable state securities laws of the United States; or

(iv) in a transaction that does not require registration under the U.S. Securities Act or any applicable United States state laws and regulations governing the offer and sale of securities; provided, however, that prior to any offer, sale or other transfer, pledge or hypothecation, the Optionee has furnished to the Corporation an opinion of counsel of recognized standing or other evidence of exemption, in either case reasonably satisfactory to the Corporation, and further, acknowledges that a legend to the foregoing effect will be affixed to any certificates representing the Securities.

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

Section 5. PAYMENT FOR STOCK.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Stock. Subject to applicable corporate and securities laws, and stock exchange requirements, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for cancellation and shall be valued at their Fair Market Value on the date when this option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

(c) Exercise/Sale. If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(d) Net Exercise. The Company may, in its discretion, permit an Option to be exercised by delivering to the Optionee a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the Purchase Price of the Option for such Shares.

Section 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed ten years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant, and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b) Termination of Service (Except by Death or Disability). If the Optionee’s service terminates for any reason other than death or Disability, then this option shall expire on the earliest of the following occasions:

(i) The expiration date determined pursuant to Subsection (a) above;

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(ii) The date three months after the termination of the Optionee’s service for any reason other than Cause; or

(iii) The date of termination of the Optionee’s service for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is then exercisable. In the event that the Optionee dies after termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. For avoidance of doubt, if the Optionee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Optionee shall incur a termination of service.

(c) Death or Disability of the Optionee. If the Optionee dies or becomes Disabled while in service, then this option shall expire on the earlier of the following dates:

(i) The expiration date determined pursuant to Subsection (a) above; or

(ii) The date 12 months after the Optionee’s death or Disability.

In the event of Optionee’s death, all or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.

(d) Leaves of Absence. For any purpose under this Agreement, service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

Section 7. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 4(c) of the Plan. In the event that the Company is a party to any corporate transaction, this option shall be subject to amendment as provided in Section 7(b) of the Plan.

Section 8. MISCELLANEOUS PROVISIONS.

(a) Rights as a Shareholder. Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5 of this Agreement.

(b) Compliance Matters. The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Optionee understands and acknowledges that Shares to be issued upon exercise of this option may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements. If the Shares are not exempt from California securities laws, then with respect to any Optionee who is a California resident, the Company will deliver financial statements to the Optionee if he or she is not a key person within the Company or an Affiliate whose duties arre Optionee access to equivalent information.

(c) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

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(d) Incorporation of Policies. This option and all compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Optionee and the Company or any Affiliate from time to time.

(e) Notice. Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Company. If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Optionee shall be addressed to the address that he or she most recently provided to the Company.

(f) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g) Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona, as such laws are applied to contracts entered into and performed in such State.

Section 9. DEFINITIONS.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Cause” shall mean a (i) repeated failure to competently and diligently perform duties of Optionee’s position with the Company (other than due to physical or mental illness); (ii) conviction of guilty or nolo contendere plea to, a misdemeanor which is materially and demonstrably injurious to the Company or any of its subsidiaries or any felony; (iii) commission of an act, or a failure to act, that constitutes fraud, gross negligence or willful misconduct (including without limitation, embezzlement, misappropriation or breach of fiduciary duty resulting or intending to result in personal gain at the expense of the Company or any of its subsidiaries); and (iv) violation of any applicable laws, rules or regulations or failure to comply with applicable confidentiality, non solicitation and non competition obligations to the Company or any of its subsidiaries, corporate code of business conduct or other material policies of the Company or any of its subsidiaries in connection with or during performance of the Optionee’s duties to the Company or any of its subsidiaries that could, in the Board’s opinion, cause material injury to the Company or any of its subsidiaries; and (v) failure to maintain applicable professional licenses or certifications. In the case of a violation or failure under (i), (iv) or (v), if such violation or failure is curable, such violation or failure shall only constitute “Cause” if it is not cured within thirty (30) days after notice thereof to the Optionee.

(c) “Change in Control” shall mean:

(i) the occurrence of any of the following events (each, a “Business Combination”): (a) the sale of more than 50% of the outstanding equity securities of the Company in a single transaction or in a series of transactions occurring during a period of not more than twelve months; (b) the Company is merged, amalgamated or consolidated with another corporation; or (c) a sale of substantially all of the assets of the Company to another entity, unless, following any of the foregoing Business Combinations in (a) through (c) above, all or substantially all of the individuals and entities that were the beneficial owners of the Company’s outstanding voting securities immediately prior to such Business Combination beneficially own immediately after the transaction or transactions, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities (or comparable interests) of the entity resulting from such Business Combination (including an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more affiliates) in substantially the same proportions as their ownership of the Company’s voting securities immediately prior to such Business Combination; or

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(ii) in any twelve (12) month period, the individuals who, as of the beginning of the 12-month period, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the Effective Date whose election or appointment, or nomination for election by Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

(d) “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant.

(e) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code

(f) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(g) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(h) “Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(i) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

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